Exhibit 99.1

Nuvectis Pharma, Inc. Reports Third Quarter 2022 Financial Results and Business Highlights

•	The dose escalation portion of the Phase 1 clinical trial of NXP800 is ongoing, and the Phase 1b dose expansion portion is expected to begin in Q1 2023
•	Investigational New Drug Application(“IND”)-enabling studies for NXP900 are ongoing, submission of IND or equivalent expected in Q1 2023
•	Positive preclinical data for NXP800 in an ARID1a-mutated gastric cancer model
•	NXP800 poster presented at the 2022 ENA Conference on the validation of biomarkers supporting the clinical development of NXP800
•	NXP900 poster presented at the 2022 ENA Conference on the distinction between NXP900 and dasatinib activity profiles, and the connection between NXP900 activity and certain alterations in the HIPPO signaling pathway
•	Formation of Scientific Advisory Board

November 8, 2022, Fort Lee, NJ - Nuvectis Pharma, Inc (NASDAQ: NVCT) (“Nuvectis” or the “Company”), a biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology, today reported its financial results for the third quarter of 2022 and provided an update on recent business progress.

"In the third quarter of 2022, we continued to advance both of our pipeline products, NXP800 and NXP900, toward the next phase in their respective development programs. The NXP800 Phase 1a dose-escalation study is proceeding as planned, with the start of the Phase 1b expansion phase expected in Q1 2023. The recently reported positive preclinical data in an ARID1a-mutated gastric carcinoma model provides another possible development opportunity for NXP800, as ARID1a is mutated in approximately 20-25% of the roughly 26,000 new cases reported in the US annually," commented Ron Bentsur, Chairman and Chief Executive Officer of Nuvectis. Mr. Bentsur continued, "We believe that NXP900 is uniquely positioned to become the first SRC/YES1 kinase inhibitor for the treatment of certain solid tumors. In this regard, the recent discovery of increased sensitivity to NXP900 in cancer cells harboring alterations in the HIPPO signaling pathway is very important, as it provides additional potential criteria for patient selection. We anticipate completing the NXP900 IND-enabling studies by the end of this year and to submit an IND or an equivalent application in Q1 2023." Mr. Bentsur concluded, "We continue to operate efficiently with an expected cash runway into the second half of 2024."

Third Quarter Highlights

NXP800

•	The Phase 1a dose escalation portion of the Phase 1 clinical program of NXP800 is ongoing, and the Phase 1b dose expansion study is expected to begin in Q1 2023.
•	Positive preclinical data in a xenograft model of ARID1a-mutated gastric cancer provides another possible development opportunity for NXP800. According to the American Cancer Society, approximately 26,000 new cases of gastric cancer are expected in 2022, of which approximately 25% will carry an ARID1a mutation.
•	Biomarker data supporting the clinical development of NXP800 were presented at the 2022 EORTC-NCI-AACR ("ENA") Symposium.

NXP900

•	NXP900 preclinical data was presented at the 2022 ENA Symposium. The presentation provided new data on the differential activity profile of NXP900 versus dasatinib, and on the increased sensitivity to NXP900 in cancer cells harboring alterations in the HIPPO signaling pathway.

Third Quarter 2022 Financial Results

Cash, cash equivalents, and short-term investments were $23.6 million as of September 30, 2022, compared to $5.7 million as of December 31, 2021. The increase of $17.9 million was primarily a result of the Company's initial public offering in February 2022 and the private placement in July 2022.

The Company’s net loss was $5.9 million for the three months ended September 30, 2022, compared to $4.7 million for the three months ended September 30, 2021, an increase of $1.2 million. Net loss for the third quarter of 2022 included $0.5 million in non-cash expenses and $3.4 million in one-time expenses, primarily related to milestone and fee payments in connection with the NXP800 and NXP900 license agreements.

Research and development expenses were $4.5 million for the three months ended September 30, 2022, compared to $4.2 million for the three months ended September 30, 2021, an increase of $0.4 million. The increase in research and development expenses is primarily attributed to one-time expenses related to milestone and fee payments in connection with the license agreements, and an increase in preclinical and clinical development costs. Research and development expenses for the third quarter of 2022 included $0.3 million in non-cash expenses.

General and administrative expenses were $1.4 million for the three months ended September 30, 2022, compared to $0.5 million for the three months ended September 30, 2021, an increase of $0.9 million. The increase in general and administrative expenses is primarily attributed to the 2022 initial public offering. General and administrative expenses for the third quarter of 2022 also included $0.2 million in non-cash expenses.

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a biopharmaceutical company focused on the development of innovative precision medicines for serious conditions of unmet medical need in oncology. The Company is currently developing two drug candidates: NXP800, a clinical-stage HSF1 pathway inhibitor currently in a Phase 1 study in patients with advanced solid tumors, and NXP900, a novel SRC/YES1 kinase inhibitor currently in preclinical development with IND-enabling studies ongoing.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nuvectis Pharma, Inc.’s current expectations, estimates, and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict and include statements regarding the preclinical data generated to date and the preclinical and clinical expectations for NXP800 and NXP900, including the results and completion of the Phase 1a dose-escalation study of NXP800 and the expected commencement of the Phase 1b study, as well as the expected submission of an IND, or an equivalent application, for NXP900. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are subject to market and other conditions and described more fully in the section titled "Risk Factors" in the 2021 Form 10-K filed with the Securities and Exchange Commission (“SEC”). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Ron Bentsur

Chairman, Chief Executive Officer and President

201-614-3151

rbentsur@nuvectis.com

Media Relations Contact:

Christopher M. Calabrese

LifeSci Advisors

Tel: 917-680-5608

ccalabrese@lifesciadvisors.com

NUVECTIS PHARMA, INC.

CONDENSED BALANCE SHEETS

(USD in thousands, except per share and share amounts)

(unaudited)

	September 30,	December 31,
	2022	2021
Assets
CURRENT ASSETS:
Cash and cash equivalents	$23,640	$5,742
Other current assets	1,226	91
TOTAL CURRENT ASSETS	24,866	5,833

Deferred offering costs	—	824
TOTAL ASSETS	$24,866	$6,657

Liabilities, Redeemable Convertible Preferred Shares and Stockholders’ Equity (Deficit)
CURRENT LIABILITIES:
Accounts payables	$2,251	$1,058
Payable offering costs	640	824
Accrued liabilities	738	395
Employee compensation and benefits	863	142
TOTAL CURRENT LIABILITIES	4,492	2,419
TOTAL LIABILITIES	4,492	2,419

COMMITMENTS AND CONTINGENCIES, see Note 3
REDEEMABLE CONVERTIBLE PREFERRED SHARES:
Convertible preferred A stock, $0.00001 par value – Zero and 6,630,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively. As of September 30, 2022 all issued and outstanding preferred A stock was converted to common stock. As of December 31, 2021, 5,012,280 preferred A stock shares were issued and outstanding.	—	15,246

STOCKHOLDERS’ EQUITY (DEFICIT), see Note 4:
Common Stock, $0.00001 par value – 60,000,000 and 12,870,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively 14,642,483 and 4,505,514 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	*	*
Additional paid in capital	45,663	1,892
Notes received for common shares	—	*
Accumulated deficit	(25,289)	(12,900)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	20,374	(11,008)
TOTAL LIABILITIES, REDEEMABLE COVERTIBLE PREFERRED SHARES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$24,866	$6,657

*	Represents an amount lower than $1,000 USD.

NUVECTIS PHARMA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(USD in thousands, except per share and share amounts)

(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2022	2021	2022	2021
OPERATING EXPENSES:
Research and Development	$4,520	$4,156	$8,830	$8,401
General and Administrative	1,418	512	3,626	2,228

OPERATING LOSS	(5,938)	(4,668)	(12,456)	(10,629)
Finance Income	61	—	67	—

NET LOSS	$(5,877)	$(4,668)	$(12,389)	$(10,629)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(5,877)	$(4,668)	$(12,389)	$(10,629)
BASIC AND DILUTED NET LOSS PER COMMON SHARE OUTSTANDING, see Note 6	$(0.42)	$(1.04)	$(1.03)	$(2.54)
Basic and Diluted Weighted Average Number of Common Shares Outstanding	14,050,271	4,505,514	11,988,770	4,188,340